EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


     The Company has four wholly-owned subsidiaries. All others listed are either direct or indirect subsidiaries of the Bank.

SUBSIDIARIES OF THE COMPANY                        STATE OF INCORPORATION

Mid America Bank, fsb                              United States
MAF Developments, Inc.                             Illinois
Mid Town Development Corporation                   Illinois
Equitable Finance Corp.                            Illinois

SUBSIDIARIES OF THE BANK                           STATE OF INCORPORATION

Mid America Investment Services, Inc.              Illinois
Mid America Insurance Agency, Inc.                 Illinois
Mid America Finance Corporation                    Illinois
Mid America Mortgage Securities, Inc.              Illinois
N.W. Financial Corporation                         Illinois
Randall Road Development Corporation               Illinois
Centre Point Title Services, Inc.                  Illinois
Reigate Woods Development Corporation              Illinois
MAF Realty Co., L.L.C. - III                       Delaware
MAF Realty Co., L.L.C. - IV                        Delaware
Mid America Re, Inc.                               Vermont
SF Investment Corporation                          Nevada
SF Insurance Services Corporation                  Wisconsin
St. Francis Equity Properties, Inc.                Wisconsin